Exhibit (c)(8)

       PRELIMINARY & CONFIDENTIAL  April 25, 2019  TRK Offer Benchmarking

PRELIMINARY & CONFIDENTIAL

# Offer Comparison

## France Family | ISC [1]

- **Current cash offer of $45 per share for shares not owned by controlling shareholders of NASCAR, the "Family Stockholders"**
  - France Family Group has ~42% of the economic ownership and ~75% of the voting ownership
- **Represents implied AV of ~$1,955MM**
- **Acquisition rationale:** "We believe the industry would benefit from structural change in order to best position the sport on a going forward basis. This will require significant time, effort, and investment. We believe that this transformation will be best undertaken as a private company. Moreover, we believe that the consolidation of the ownership of ISC and NASCAR, as private companies guided by the Family Stockholders, is in the best interests of all constituents of the sport and will position motorsports for long- term success and viability."
- **Offer states that** "the Family Stockholders…have no interest in selling any shares of ISC common stock owned by them. The Family Stockholders would not expect, in their capacity as shareholders of ISC, to vote in favor of any alternative sale, merger or other extraordinary corporate transaction involving the Company."

## Smith Family | TRK [2]

- **Initial cash offer of $18 per share for shares not owned by the "Smith Group"**
  - Smith Group has ~70% of the economic and voting ownership
- **Represents implied AV of ~$857MM**
- **Acquisition rationale:** "As you know, NASCAR racing has faced several challenges in recent years, and the Company has been impacted by these challenges. NASCAR has indicated the sport would benefit from structural change. We believe TRK would be more able to compete in this challenging and changing environment as a private company."
- **Offer states that** "[the] Proposal should not be construed as indicating an interest in participating in any alternative change of control transaction involving the Company. The Smith Group, in their capacities as shareholders, have no interest in selling control of TRK."

*Note: Aggregate value includes all outstanding shares*
*(1) NASCAR offer letter to ISC (11/8/2018)*
*(2) Sonic Financial Corporation offer letter to TRK (4/23/2019)*

DBO PARTNERS 2

 PRELIMINARY & CONFIDENTIAL      Multiples Comparison  Note: Unaffected dates are 4/22/2019 and 11/9/2018 for TRK and ISC, respectivelyNTM consensus estimates as of unaffected datesCalculation assumes net debt of $120MM and FDSO of 41MM for TRK, ($16MM) and 44MM for ISC, respectively  3   TRK ISC Unaffected Offer Unaffected Offer                            Price  $13.70    $18.00  $39.06    $45.00  NTM EPS (1)    $0.95      $1.97    Implied P/E  14.4x    18.9x  19.9x    22.9x  NTM EBITDA (1)    $115.8      $239.3    Implied AV / EBITDA (2)  5.9x    7.4x  7.1x    8.2x

 PRELIMINARY & CONFIDENTIAL      TRK Share Price Performance and Trading Volume  Source: CapIQ as of 4/24/2019(1) Public float of ~11.4MM shares per CapIQ  4                                                                                                                                                                            $13.94  $16.26  12.00  14.00  16.00  18.00  20.00  Jan-19  Jan-19  Jan-19  Jan-19  Feb-19  Feb-19  Mar-19  Mar-19  Mar-19  Apr-19  Apr-19  Apr-19  Smith Group Offer Price : $18.00  TRK Share Price($USD)  Current:$18.55  3/13/2019: Announced FY18 earnings; issued FY19 guidance    4/23/2019: Pre Smith Group public offer at $18 per share    4/24/2019: TRK share price increases 33% on news of offer; Daily trading volume increases >10x to 690K (~6% of public float) (1)

     PRELIMINARY & CONFIDENTIAL      M&A Premiums Analysis Comparison  5          $45 per share represents a 15.2% premium to the 1 Day Unaffected price of $39.06  A 15.2% premium to the 1 Day Unaffected price ranks in the 36th percentile of comparable transactions for this metric (i.e., 36% of the relevant comparable transactions were completed at this premium or lower)      Offer Price  Premiums / Discounts1 Day 30 Day LTM High Unaffected Unaffected (Closing)VWAP      1 Day Unaffecte  Percentiles30 Dayd UnaffectedVWAP  LTM High (Closing)                Metric:  $39.06  $37.27  $47.15  $39.06  $37.27  $47.15  $45.00  15.2%  20.8%  (4.6%)  36.4%  26.8%  10.4%  Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2018Source: CapIQ, SEC Filings  (1) Per CapIQ      Offer Price  Premiums / Discounts1 Day 30 Day LTM High Unaffected Unaffected (Closing)VWAP      1 Day Unaffecte  Percentiles30 Dayd UnaffectedVWAP  LTM High (Closing)                Metric:  $13.70  $14.21  $18.17  $13.70  $14.21  $18.17  $18.00  31.4%  26.6%  (0.9%)  82.6%  51.1%  21.1%      ISC  TRK

PRELIMINARY & CONFIDENTIAL

# TRK Historical Trading

## *Company has traded at ~18.0x forward earnings and ~7.5x NTM EBITDA*

### Share Price (1)


$28
$26
$24
$22
$20
$18
$16
$14
$12
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
Oct-18
Apr-19
60%: $19.06
Median: $18.43
40%: $18.06
Current: $13.70

### AV / NTM EBITDA


10.0x
9.5x
9.0x
8.5x
8.0x
7.5x
7.0x
6.5x
6.0x
5.5x
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
Oct-18
Apr-19
Projections not available
60%: 7.6x
Median: 7.5x
40%: 7.3x
Current: 5.8x

### Forward P/E


25.0x
23.0x
21.0x
19.0x
17.0x
15.0x
13.0x
Apr-14
Oct-14
Apr-15
Oct-15
Apr-16
Oct-16
Apr-17
Oct-17
Apr-18
Oct-18
Apr-19
60%: 18.6x
Median: 17.7x
40%: 17.2x
Current: 14.4x

*Note: Current multiple based on consensus projections; Summary statistics for five years prior to initial offer date*
*Source: CapIQ as of 4/24//2019 (using 4/22/2019 as latest day)*
*(1) Closing share price for each trading day*

DBO PARTNERS

6

PRELIMINARY & CONFIDENTIAL

# TRK Shareholder Analysis Over Time

| Holder Name | 12/30/16 | 3/30/17 | 6/30/17 | 9/30/17 | 12/30/17 | 3/30/18 | 6/30/18 | 9/30/18 | 12/30/18 | Cum. △ in Shares Last 9 Quarters | Cost Basis of (1) Shrs. Acquired | Ownership Shares | Ownership % |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Sonic Financial Corporation | - | - | - | - | - | - | - | - | - | - | $37.63 | 23,700,000 | 58.1% |
| OBS Holdings | - | - | - | - | - | - | - | - | - | - | $17.22 | 5,300,000 | 13.0% |
| Dimensional Fund Advisors | 3,499 | 24,655 | 27,458 | (27,083) | 32,028 | 37,126 | 20,728 | 17,240 | 18,912 | 154,563 | $22.88 | 3,258,252 | 8.0% |
| The Vanguard Group | 44,050 | 37,153 | 64,192 | (10,533) | 49,504 | (22,293) | 18,089 | 65,991 | (128,237) | 117,916 | $25.34 | 1,010,660 | 2.5% |
| BlackRock | 70,270 | (1,748) | (10,555) | 10,477 | 6,636 | (639) | 13,784 | 3,435 | 78,404 | 170,064 | $17.08 | 800,907 | 2.0% |
| Patient Capital Management | - | - | - | - | - | - | - | - | - | - | $16.33 | 440,046 | 1.1% |
| Norges Bank Investment Management | - | - | 10,000 | 387,166 | - | - | - | - | (213,449) | 183,717 | $22.81 | 429,066 | 1.1% |
| Renaissance Technologies | 41,600 | (29,300) | (25,800) | 6,700 | 44,400 | (1,400) | 91,600 | 1,223 | 26,865 | 155,888 | $25.51 | 416,788 | 1.0% |
| State Street Global Advisors | 8,819 | (41,373) | 7,871 | 6,025 | 6,225 | 7,509 | (8,582) | 3,441 | (2,277) | (12,342) | $27.28 | 238,576 | 0.6% |
| Brooks, William R. (Vice-Chairman, CFO & Treasurer) | - | 15,179 | - | - | - | 15,330 | - | - | - | 30,509 | $25.10 | 232,421 | 0.6% |
| Bridgeway Capital Management | - | - | - | 25,000 | - | - | 24,900 | - | (38,407) | 11,493 | $19.59 | 226,256 | 0.6% |
| BNY Mellon Asset Management | 19,727 | 7,454 | (2,083) | 2,283 | 65,564 | 2,004 | 5,301 | 9,134 | (70,478) | 38,906 | $26.65 | 220,976 | 0.5% |
| Northern Trust Global Investments | (860) | (172) | 6,539 | (5,206) | (46,495) | 3,595 | 13,034 | 3,764 | 2,097 | (23,704) | $23.90 | 177,987 | 0.4% |
| Potrero Capital Research | - | (2,949) | 23,767 | - | 16,902 | - | (34,082) | (23,963) | (76,951) | (97,276) | $19.07 | 170,528 | 0.4% |
| AXA Investment Managers | 28,510 | 37,648 | 32,000 | 14,316 | 39,420 | - | 14,509 | - | (28,751) | 137,652 | $27.86 | 162,289 | 0.4% |
| PanAgora Asset Management | (7,319) | - | 13,825 | 51,285 | 48,144 | 40,525 | (736) | 2,607 | 300 | 148,631 | $21.07 | 155,950 | 0.4% |
| North Star Investment Management Corporation | 5,000 | 40,590 | 12,300 | (350) | - | 3,126 | 8,000 | 10,500 | 15,500 | 94,666 | $18.67 | 151,592 | 0.4% |
| J.P. Morgan Asset Management | 1,146 | 7,691 | (18,584) | (4,480) | (3,985) | (16,287) | (15,674) | 4,075 | (4,650) | (50,748) | $29.18 | 143,950 | 0.4% |
| Geode Capital Management | 588 | 3,270 | 2,594 | 802 | 1,161 | 2,804 | 5,226 | 2,916 | 6,392 | 25,753 | $22.16 | 119,940 | 0.3% |
| Alambic Investment Management | (3,963) | 6,005 | - | (405) | 582 | (15,982) | - | - | 82,376 | 68,613 | $17.10 | 82,376 | 0.2% |
| Marshall Wace | - | - | - | - | - | - | - | 12,478 | 62,217 | 74,695 | $16.67 | 74,695 | 0.2% |
| Arrowstreet Capital | 30,244 | 13,000 | (180) | 5,200 | 53,502 | (10,405) | (10,753) | (4,265) | (16,053) | 60,290 | $19.97 | 70,517 | 0.2% |
| PGIM | - | 1,793 | 10,600 | (9,941) | (8,255) | (11,390) | (670) | 4 | 1,111 | (16,748) | $23.18 | 70,435 | 0.2% |
| First Quadrant | 22,107 | 26,846 | (21,934) | 5,391 | 6,294 | (11,549) | 30,992 | 1,168 | 7,558 | 66,873 | $19.11 | 66,873 | 0.2% |
| Charles Schwab Investment Management | 2,002 | 2,223 | 9,747 | (5,638) | 4,178 | 1,521 | 8,896 | 3,687 | (816) | 25,800 | $27.50 | 65,715 | 0.2% |
| **Top 25 Holders** | **265,420** | **147,965** | **141,757** | **451,009** | **315,805** | **23,595** | **184,562** | **113,435** | **(278,337)** | **1,365,211** | **$22.81** | **37,786,795** | **92.6%** |
| **Average Price Over Quarter** | **$19.59** | **$20.80** | **$18.24** | **$20.12** | **$20.37** | **$19.32** | **$17.48** | **$17.63** | **$16.47** | | | | |

*Source: CapIQ as of 4/24/2019*
*(1) Represents estimated cost basis based on acquired shares*

DBO PARTNERS

7